SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2004

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	000-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

Item 8.01 Other Events

On August 23, 2004, TVI Corporation (the “Company”) issued a press release announcing the approved of the Company’s Commons tock for a NASDAQ SmallCap Market Listing. The press release is set forth in Exhibit 99 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99	Press Release dated August 23, 2004 entitled “TVI Corporation Approved for NASDAQ SmallCap Market Listing”

Information contained in the attached press release constitutes forward-looking statements within the meaning of the securities laws and involves expectations, beliefs, plans, intentions or strategies regarding the future and speak only as of the date of the press release. These statements may be identified by the use of forward-looking words or phrases such as “should”, “believes”, expects”, “might result”, and others. These forward-looking statements involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include achieving order and sales levels to fulfill revenue expectations; the Company’s ability to respond to changes in the counter-terrorism, military, public safety, and first responder communities; adverse changes in governmental regulations; expected costs or charges, certain of which may be outside the control of the Company; the time and costs involved in the marketing and promotion for the Company’s products; the possible cancellation of existing orders for the Company’s products; general economic and business conditions; difficulties encountered in integrating the operations, technologies and products of any businesses the Company may acquire; and competitive factors in the Company’s markets and industry generally. The foregoing list of important factors is not all-inclusive, as numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, 10-KSB, 10-QSB, and other SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. The Company assumes no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION
(Registrant)

Date: August 23, 2004	By:	/s/ Richard V. Priddy
	Name:	Richard V. Priddy
	Title:	President and Chief Executive Officer

3

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release dated August 23, 2004 entitled “TVI Corporation Approved for NASDAQ SmallCap Market Listing”

4